EXHIBIT 10.1
***Certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed***

FIRST AMENDMENT TO EXCLUSIVE DISTRIBUTION AGREEMENT

This First Amendment to the Exclusive Distribution Agreement (the “First Amendment”) is made and entered into effective as of August 9, 2019 (the “First Amendment Effective Date”), and is by and between Puregraft LLC, a Delaware Limited Liability Company having its primary office and place of business at 420 Steven Avenue, Suite 220, Solana Beach, CA 92075, its parent company Bimini Technologies, LLC, and any affiliate and/or subsidiaries thereto (together, “Puregraft”), Establishment Labs Holdings Inc., a company organized under the laws of the British Virgin Islands, having its primary office and place of business at Coyol Free Zone Building 15, Alajuela, Costa Rica (“Distributor”), and Establishment Labs S.A., a company organized under the laws of Costa Rica, having its primary office and place of business at Coyol Free Zone Building 25, Alajuela, Costa Rica (“ELSA”) (each a party and collectively the parties).

RECITALS

WHEREAS, Puregraft and Distributor are parties to the certain Exclusive Distribution Agreement dated September 7, 2016 (the “Agreement”), whereby Puregraft has designated Distributor as the exclusive third-party distributor of Products in the Territory;

WHEREAS, the parties wish to amend the Agreement, as further set forth below; and

WHEREAS, Distributor wishes to assign the Agreement to ELSA.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

SECTION 1: Amendment to the Agreement

1.
Distributor hereby transfers and assigns all of its right, title, and interest in and to the Agreement, as well as all of its obligations, responsibilities, and duties under the Agreement, to its affiliate, ELSA. ELSA hereby accepts the assignment of all of Distributor’s right, title, and interest in and to the Agreement, and assumes and agrees to perform all of Distributor’s obligations, responsibilities, and duties under the Agreement. Accordingly, upon execution of this First Amendment, ELSA will be deemed to be the Distributor and all references to Distributor or Establishment Labs Holdings Inc. in the Agreement and this First Amendment will be deemed to reference ELSA. Notwithstanding the assignment of the Agreement hereunder, Distributor shall remain responsible for all of its acts and omissions under the Agreement up through the First Amendment Effective Date.

2.	Section 14 of the Agreement is deleted in its entirety and replaced with the following:

“14. Term. Subject to section 15.3, the term of this Agreement shall commence as of the Effective Date and shall expire December 31, 2020 (the “Term”). The Agreement is not eligible for autorenewals, and the Term of this Agreement may be extended thereafter only upon the mutual written agreement of the parties.”

3.	Schedule 1.1 of the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

4.	Schedule 1.2 of the Agreement is hereby deleted in its entirety and replaced with Appendix B attached hereto.

SECTION 2: Confirmation of the Agreement
Except as expressly set forth in this First Amendment, this First Amendment shall not by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights, remedies, duties and obligations of Puregraft or Distributor under the Agreement.

SECTION 3: Miscellaneous

1.	Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

2.	Entire Agreement. With respect to the subject matter hereof, this First Amendment shall supersede anything to the contrary contained in the Agreement.

3.	Terms Not Defined. Terms not defined herein shall have the meaning assigned to them in the Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the date first written above.

PUREGRAFT LLC	ESTABLISHMENT LABS HOLDINGS INC.
/s/ Bradford A. Conlan	/s/ Juan José Chacón Quirós
Bradford A. Conlan	Juan José Chacón Quirós
Chief Executive Officer	Chief Executive Officer

ESTABLISHMENT LABS S.A.
/s/ Juan José Chacón Quirós
Juan José Chacón Quirós
Chief Executive Officer

APPENDIX A

[***]

*** Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to our right to request confidential treatment of any requested schedule or exhibit.

APPENDIX B

[***]

*** Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to our right to request confidential treatment of any requested schedule or exhibit.